EXHIBIT 99.1

For Immediate Release

Investor/Media Contact: Cynthia Sucher

407-622-4700 or 407-595-0142 (cell)

csucher@mpbc.cc

CYBERGUARD ANNOUNCES SECOND QUARTER FISCAL YEAR 2004 RESULTS

—$11.236 Million Revenues Rise 36 Percent over Same Quarter Last Year—

—Company Reports Net Income of $2.344 Million and $.08 Earnings per Diluted Share—

Ft. Lauderdale, Florida—January 27, 2004—CyberGuard Corporation (NASDAQ: CGFW), the technology leader in network security, today reported revenues of $11.236 million for the quarter ended December 31, 2003. That is an increase of $3.003 million or 36 percent over revenues of $8.233 million for the second quarter of fiscal year 2003 and represents the highest quarterly revenues in company history. For the first six months of fiscal year 2004, revenues were $20.256 million, an increase of $4.923 million or 32 percent over revenues of $15.333 million for the first six months of fiscal year 2003.

Net income for the second quarter was $2.344 million or $0.08 per diluted share compared to $1.508 million or $0.06 per diluted share for the same quarter of the previous fiscal year, a 55 percent increase in net income. Excluding a non-cash stock based compensation expense of $274,000 resulting from the SnapGear acquisition, earnings per diluted share would have been $.09. For the first six months of fiscal year 2004, net income totaled $3.504 million compared to net income of $2.440 million for the first six months of fiscal year 2003. Earnings per diluted share for the first six months of fiscal year 2004 were $0.12 compared to earnings per diluted share of $0.10 for the first six months of fiscal year 2003.

“The second quarter was excellent for CyberGuard,” stated Pat Clawson, chairman and chief executive officer. “We completed the acquisition of SnapGear in late November and have made rapid progress in integrating sales and operations. Customers and business partners alike are pleased that they can now turn to CyberGuard for a broad-based security solution and full core-to-edge protection. We have introduced new advanced intrusion prevention features for both the super enterprise and small-to-medium enterprise environments. We posted record revenue and profit; and this is the sixth consecutive quarter of revenue growth over the immediately preceding quarter.”

Clawson said that CyberGuard’s growth signaled that it is becoming a true worldwide information security provider. He added that the company is committed to continuing to meet the information security requirements of customers worldwide by incorporating even more technologies, and that the company would be doing that through both partnerships and acquisition.

Some of the significant events since the start of the second quarter include:

•	October 2—CyberGuard expands presence in Asia-Pacific market, signs distribution agreement with key Japanese partner, Canon System Solutions.

•	October 15—Large government integrated communications and computer network in Asia selects CyberGuard firewall/VPN appliances and announces that they will deploy them over two-year period.

•	November 5—CyberGuard continues expansion in Asia-Pacific when it signs regional distributor agreement with eGlobal International.

•	November 13—CyberGuard announces that it will acquire SnapGear, extending its product line to the edge of enterprise and adding embedded Linux security technology.

•	November 26—CyberGuard completes acquisition of SnapGear.

•	December 4—CyberGuard’s line of firewall/VPN appliances achieves Challenger status in METAspectrumSM ranking.

•	December 9—Company begins worldwide shipping of Global Command Center™, its next generation central management product, which enables companies to manage hundreds of firewalls and VPNs securely from a central location.

•	December 17—CyberGuard appliances achieve top rankings from third-party Miercom lab.

(CYBERGUARD ANNOUNCES SECOND QUARTER FISCAL YEAR 2004 RESULTS	page two)

•	January 8—CyberGuard introduces new advanced intrusion prevention features that enable security professionals to create security policies based on deep inspection of HTTP-based applications, streaming media, VoIP, and applications that employ SOAP and XML.

•	January 12—NetOctave division enhances interoperability, adds support for new IPsec stack which enables engineers to significantly reduce the development time and costs for producing feature-rich VPN server products.

•	January 13—Toshiba America Medical Systems chooses cutting-edge VPN concentrator from SnapGear by CyberGuard™ to deploy VPN tunnels for secure remote diagnostics and maintenance within HIPAA-sensitive healthcare networks.

•	January 14—SnapGear by CyberGuard announces major upgrade to its VPN/firewall appliance SME575 with addition of intrusion detection system.

•	January 20—SnapGear by CyberGuard launches embedded firewall network card for distributed security control.

Included in the company’s earnings for the quarter ended December 31, 2003, is a charge of $274,000 related to stock-based compensation expense associated with the acquisition of SnapGear at the end of November. This is due to the accounting treatment required when continued employment is linked with the release of shares from escrow relating to the original purchase price. While the economics of the transaction remain the same, the required accounting for this portion of the purchase price will be as compensation rather than as goodwill. The compensation expense was to be initially amortized over the 24 months of the required employment period. However, the company has subsequently elected to remove the employee requirement from the restricted stock agreement and just retain the release of stock from escrow over the next two years. In Q3 of fiscal year 2004, the company will take a one-time non-cash charge of $4.113 million representing the part of the original $16 million purchase price being expensed. The company felt that it would be more beneficial to remove the employee link and expense the amount as a one-time charge as opposed to having a recurring non-cash charge for 24 months requiring an explanation in each quarter.

Conference Call Information

CyberGuard will hold a conference call to review its fiscal year 2004 second quarter financial results on Tuesday, January 27, at 10:00 a.m. Eastern Time (7:00 a.m. Pacific Time). Participants should dial 1-706-645-9750 and ask for conference ID number 4811672. A recording of the conference call proceedings will be available from two hours after the call’s conclusion on January 27 until midnight Eastern Time on Feb 2, 2004. Both U.S. and international callers may listen to the recording by dialing 1-706-645-9291 and requesting conference ID number 4811672. Additional financial information can be found at http://www.cyberguard.com/investors/reports.cfm.

About CyberGuard Corporation

CyberGuard Corporation (NASDAQ: CGFW), the technology leader in network security, provides advanced intrusion prevention solutions that protect the critical information assets of Global 2000 companies and governments worldwide. CyberGuard offers a broad line of scalable high performance firewall/VPN appliances, sophisticated security processors and accelerator products for the SSL and IPsec markets, and industry-leading embedded Linux and Linux security solutions. Headquartered in Ft. Lauderdale, Florida, the company has branch offices and training centers around the world. More information about CyberGuard Corporation can be found at http://www.cyberguard.com.

Forward-Looking Statements

Statements regarding estimates, expectations and future prospects contained in this press release are forward-looking statements. These statements are based upon assumptions and analyses made by the Company in light of current conditions, future developments, and other factors the Company believes are appropriate in the circumstances, or information obtained from third parties, and are subject to a number of assumptions, risks and uncertainties. Readers are cautioned that forward-looking statements are not guarantees and that actual results might differ materially from those suggested in the forward-looking statements. Some of the factors that might cause future actual events to differ from those predicted or assumed include: future advances in technologies and computer

(CYBERGUARD ANNOUNCES SECOND QUARTER FISCAL YEAR 2004 RESULTS	page three)

security; the Company’s history of losses; the Company’s ability to execute on its business plans; recent changes in management; risks associated with the recent acquisition; the Company’s dependence on outside parties such as its key customers and alliance partners; competition from major computer hardware, software, and networkingcompanies; uncertainties in availability of expansion capital in the future and other risks associated with capital markets; overall network security spending; global economic conditions; and the outcome of a class action lawsuit against the Company. For a more complete discussion regarding forward-looking statements, the reader is referred to the Company’s periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, including the Form 10-K for the fiscal year ended June 30, 2003, and other information filed with the Commission.

CyberGuard® and SnapGear® are registered trademarks of CyberGuard Corporation and SnapGear by CyberGuard™ is a trademark of CyberGuard Corporation. All other trademarks are property of their respective owners.

—Tables Follow—

(CYBERGUARD ANNOUNCES SECOND QUARTER FISCAL YEAR 2004 RESULTS	page four)

CYBERGUARD CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Amounts in thousands, except per share data)

	Three Months Ended		Six Months Ended
	Dec. 31, 2003	Dec. 31, 2002	Dec. 31, 2003	Dec. 31, 2002
Revenues
Products	8,211	5,795	14,384	10,668
Services	3,025	2,438	5,872	4,665

Total revenues	11,236	8,233	20,256	15,333

Cost of revenues
Products	2,361	1,398	3,980	2,622
Services	933	721	1,769	1,273

Total cost of revenues	3,294	2,119	5,749	3,895

Gross profit	7,942	6,114	14,507	11,438

Operating expenses
Research and development	1,563	1,207	3,395	2,254
Selling, general and administrative	4,797	3,543	8,695	6,865

Total operating expenses	6,360	4,750	12,090	9,119

Operating income	1,583	1,364	2,417	2,319

Other income
Interest income, net	35	25	68	54
Gain/(loss) on sale of assets	0	3	—	(33)
Other income	127	116	152	100

Total other income	162	144	220	121

Income before income taxes	1,745	1,508	2,637	2,440

Income tax benefit	599	—	867	—

Net income	2,344	1,508	3,504	2,440

Basic earnings per common share	$0.11	$0.08	$0.16	$0.13

Weighted average number of common shares outstanding	22,239	19,475	21,776	19,328

Diluted earnings per common share	$0.08	$0.06	$0.12	$0.10

Weighted average number of common shares outstanding	29,357	24,316	28,901	23,479

(CYBERGUARD ANNOUNCES SECOND QUARTER FISCAL YEAR 2004 RESULTS	page five)

CYBERGUARD CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Amounts in thousands)

	December 31, 2003	June 30, 2003
ASSETS
Cash and cash equivalents	$14,202	$12,095
Restricted cash	521	379
Accounts receivable, less allowance for uncollectible accounts of $227 at Dec 31, 2003, and $707 at June 30, 2003	7,656	7,608
Inventories, net	2,512	359
Other current assets	948	967
Receivable from insurance company	—	6,500

Total current assets	25,839	27,908

Property and equipment at cost, less accumulated depreciation of $4,046 at Dec 31, 2003 and $3,373 at June 30, 2003	1,471	1,762
Capitalized software, less accumulated amortization of $2,087 at Dec 31, 2003 and $1,988 at June 30, 2003	566	158
Intangibles, less accumulated amortization of $739 at Dec 31, 2003 and $304 at June 30, 2003	3,364	799
Other assets	165	283
Goodwill	6,780	—
Deferred tax asset, net	5,116	4,249

Total assets	$43,301	$35,159

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	1,801	1,215
Deferred revenue	6,219	5,697
Litigation payable	—	10,400
Accrued expenses and other liabilities	4,605	3,176

Total liabilities	$12,625	$20,488

Commitments and Contingencies	—	—

Shareholders’ equity
Preferred stock par value $0.01; authorized 5,000 shares; none issued	—	—
Common stock par value $0.01; authorized 50,000 shares; issued and outstanding 22,953 at Dec 31, 2003 and 20,953 at June 30, 2003	230	210
Additional paid-in capital	111,522	94,924
Accumulated deficit	(77,038)	(80,542)
Unearned restricted stock compensation	(4,113)	—
Accumulated other comprehensive income	75	79

Total shareholders’ equity	30,676	14,671

Total liabilities and shareholders’ equity	$43,301	$35,159

CYBERGUARD CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(Amounts in thousands)

	Six Months Ended
	Dec. 31,	Dec. 31,
	2003	2002
Cash flows from operating activities
Net income	$3,504	$2,440
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	673	476
Amortization	535	152
Amortization of unearned restricted stock compensation	274	—
Loss on disposal of property & equipment	—	33
Deferred tax benefit	(867)	—
Provision for uncollectible accounts receivable	31	328
Compensation expense related to stock options	10	70
Non cash expense for company 401(k) match	217	123

Changes in assets and liabilities (excluding the effect of acquisition)
Decrease in restricted cash	(40)	(31)
Increase in accounts receivable	(41)	(1,663)
Decrease/(Increase) in other current assets	19	(374)
Increase in inventories	(49)	(320)
Decrease in other, net	118	14
(Decrease)/Increase in accounts payable	(635)	110
Increase in accrued expenses and other liabilities	760	196
Increase in deferred revenue	15	726
Decrease in litigation receivable	6,500	—
Decrease in litigation payable	(10,400)	—

Net cash provided by operating activities	624	2,280

Cash flows used in investing activities
Acquisition of SnapGear, net of cash acquired	85	—
Capitalized software costs	(507)	(179)
Purchase of property & equipment	(259)	(20)

Net cash used in investing activities	(681)	(199)

Cash flows provided by financing activities

Repayment of notes payable	—	(44)
Proceeds from stock options exercised	2,104	766
Proceeds from sale of common stock in stock purchase plan	64	36

Net cash provided by financing activities	2,168	758

Translation adjustment	(4)	(74)

Net increase in cash	2,107	2,765
Cash and cash equivalents at beginning of period	12,095	6,166

Cash and cash equivalents at end of period	$14,202	$8,931

Supplemental disclosure of cash flow information
Cash paid for interest	$—	$3

Cash paid for income taxes	$—	$—

(CYBERGUARD ANNOUNCES SECOND QUARTER FISCAL YEAR 2004 RESULTS	page seven)

Supplemental disclosure of non-cash information

During fiscal year 2002, the Company’s CEO, Scott Hammack, participated in a special option program which required the Company to record compensation expense of $60.

Approximately 310 options to purchase shares of the Company’s common stock were issued at a below market price, which required the Company to record approximately $10 in compensation expense during fiscal year 2003 and 2002.

In connection with the acquisition of SnapGear, 1,651 shares valued at $14,222 were issued and a contingent purchase consideration of $800 was accrued for during the quarter ended December 31, 2003.